Exhibit 10.3
SECOND AMENDMENT TO CREDIT DOCUMENTS
          This SECOND AMENDMENT TO CREDIT DOCUMENTS (the “Second Amendment”) dated November 30, 2007, is by and between LEAF EQUIPMENT LEASING INCOME FUND III, L.P., a Delaware limited partnership (the “Borrower”), and National City Bank, as the sole Lender on the date hereof (the “Lender”), and as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lender and other lenders from time to time (the “Lenders”).
BACKGROUND
          A. Pursuant to that certain Credit Agreement dated March 30, 2007, by and among the Borrower, the Lenders and the Agent (as the same may be modified, supplemented and amended from time to time, including by a First Amendment to Credit Agreement, dated May 16, 2007, an extension letter dated September 30, 2007, and this Second Amendment, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrower a revolving credit facility, in the maximum outstanding principal amount of $50,000,000.
          B. The Borrower has requested an increase of $110,000,000 to the facility, to which the Lenders are willing to agree, on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
          1. Definitions.
               (a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
               (b) Additional Definitions. The following additional definitions shall be added to Article 1 of the Credit Agreement to read in their entirety as follows:
“Purchase Agreement” means (a) that certain Acquisition Agreement, dated as of June 19, 2007, between Borrower and LEAF Fund, III, LLC, (b) that certain Purchase and Contribution Agreement, dated as of July 2, 2007, between Borrower and LEAF III A SPE, LLC, and (c) any agreement pursuant to which a LEAF SPE purchases Contracts and/or Equipment directly or indirectly from the Borrower, on a non-recourse basis, and which have been approved by the Agent (such approval not to be unreasonably withheld, delayed or conditioned).
“Second Amendment” means the Second Amendment to Credit Documents, dated November 30, 2007.

               (c) Amended Definitions. The following definitions in Article 1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:
“Aggregate Commitment” means the aggregate amount of the Lenders’ Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the date of the Second Amendment, the Aggregate Commitment is One Hundred Sixty Million Dollars ($160,000,000).
“Monthly Payment Date” means the twenty-first (21st) day of each month, commencing January 21, 2008, or, if any such day is not a Business Day, the next succeeding Business Day.
“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Notwithstanding the foregoing, the term “Subsidiary” shall not include any LEAF SPE (provided that any LEAF SPE shall still be deemed an “Affiliate” of the Borrower for purposes of Section 10.9 hereof). Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.
          2. Amendment to Schedule I. Schedule I to the Credit Agreement is hereby amended and restated in its entirety with Schedule I attached hereto.
          3. Amendment to Note. The existing Note issued in favor of the Lender is hereby amended and restated in its entirety with the Note from the Borrower, dated the date hereof (the “Restated Note”), in the amount of One Hundred Sixty Million Dollars ($160,000,000).
          4. Addition of Section 2.10. A new Section 2.10 is hereby added to the Credit Agreement as set forth below.
2.10 Partial Releases. The Security Agreement shall provide that the Agent’s lien and security interest in certain Contracts granted thereunder, shall be released automatically and with no further action by Agent upon a sale of such Contracts pursuant to a Purchase Agreement and receipt by the Borrower of the proceeds of such sale. The Agent from time to time shall confirm such release if requested by a Borrower, and shall promptly release such Contracts and other Collateral from the liens and security interests granted under the Credit Documents in connection with any other sale of such Collateral by a Borrower, and the Agent agrees, in either case, promptly to execute and deliver such documentation as is reasonably required to evidence each such release (in such form and substance as may be acceptable to the Agent), and shall promptly return the applicable instruments and other documents to the Borrower or their designee, in each case subject to receipt of evidence and documentation in such form and substance as may be acceptable to the Agent that those terms and conditions have been satisfied; provided that no Event of Default or Default then exists or could result therefrom. Any and all actions under this Section shall be without any recourse to or representation or warranty by the Agent and shall be at the sole cost and expense of the Borrower.
          5. Amendment of Section 9.1. Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below.
9.1 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter, commencing December 31, 2007, to be greater than 8.00 to 1.00.
          6. Amendment of Section 9.2. Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as set forth below.
9.2 Minimum Tangible Net Worth. The Borrower will not permit Tangible Net Worth as of the last day of any Fiscal Quarter, commencing December 31, 2007, to be less than $5,000,000.
          7. Addition of Section 2.1(d). A new Section 2.1(d) is hereby added to the Security Agreement as set forth below.
(d) Notwithstanding anything to the contrary contained herein or in any other Secured Debt Agreement, the Collateral shall not include Released Property, but shall include the Proceeds of Released Property. For purposes hereof, “Released Property” means, collectively, any Contract, Inventory or related asset of a Borrower which has been sold pursuant to a Purchase Agreement.
          8. Addition of Section 10.12. A new Section 10.12 is hereby added to the Security Agreement as set forth below.
10.12 Release. The Secured Parties’ lien and security interest in certain Contracts and related Equipment granted hereunder, shall be released automatically and with no further action by Agent upon a sale of such Contracts pursuant to a Purchase Agreement and receipt by the Borrower of the proceeds of such sale. The Agent from time to time shall confirm such release if requested by the Borrower, and shall promptly release such Contracts and related Equipment and other Collateral from the liens and security interests granted hereunder in connection with any other sale of such Collateral by the Borrower, and the Agent agrees, in either case, promptly to execute and deliver such documentation as is reasonably required to evidence each such release (in such form and substance as may be acceptable to the Agent), and shall promptly return the applicable instruments and other documents to the Borrower or its designee, in each case subject to receipt of evidence and documentation in such form and substance as may be acceptable to the Agent that those terms and conditions have been satisfied; provided that no Event of Default or Default then exists or could result therefrom. Any and all actions under this Section shall be without any recourse to or representation or warranty by the Agent and shall be at the sole cost and expense of the Borrower.
     9. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and each Lender that:
          (a) Representations. Each of the representations and warranties contained in the Credit Agreement and/or the other Credit Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;
          (b) Power and Authority. (i) The Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Second Amendment and any other documents which the Agent requires the Borrower to deliver hereunder (this Second Amendment, the Restated Note and any such additional documents delivered in connection with the Second Amendment are herein referred to as the “Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of the Second Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Second Amendment will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies);
          (c) No Violations of Law or Agreements. The making and performance of the Second Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of the Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which the Borrower or its property may be bound;
          (d) No Default. No Default or Event of Default has occurred and is continuing; and
          (e) No Material Adverse Effect. No Material Adverse Effect has occurred since March 30, 2007.
     10. Conditions to Effectiveness of Amendment. This Second Amendment shall be effective upon the Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Lenders:
          (a) Amendment Documents. This Second Amendment and the Restated Note, each duly executed by the Borrower;

          (b) Consent and Waivers. Copies of any consents or waivers necessary in order for the Borrower to comply with or perform any of its covenants, agreements or obligations contained in any agreement, which are required as a result of the Borrower’s execution of this Second Amendment, if any;
          (c) Secretary’s Certificate. A certificate, dated the date hereof, duly executed and delivered by the Borrower’s secretary as to: (i) attached resolutions approved by Asset Management’s board of directors then in full force and effect authorizing the execution, delivery and performance by the Borrower of each Credit Document to be executed by the Borrower, and the transactions contemplated hereby and thereby; (ii) as to the incumbency and attached signatures of its Authorized Officers, authorized to act with respect to each Amendment Document to be executed by the Borrower; (iii) the full force and validity of each Organizational Document of the Borrower delivered as of March 30, 2007, pursuant to the Credit Agreement; and (iv) the good standing of the Borrower in its state of organization;
          (d) Opinion of Counsel. An opinion, dated the date hereof, and addressed to the Agent and all Lenders, from Ledgewood, counsel to the Borrower, in form and substance reasonably satisfactory to the Agent;
          (e) Lien Searches. Current UCC lien searches in the state of organization of the Borrower;
          (f) Fees and Expenses. Payment of a $25,000 upfront fee together with any other fees and expenses of the Agent incurred in preparation and negotiation of the Amendment Documents; and
          (g) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Lenders may reasonably request.
     11. No Waiver; Ratification. The execution, delivery and performance of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any Credit Document, or constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower. Nothing contained herein constitutes an agreement or obligation by the Agent or any Lender to grant any further amendments to any of the Credit Documents.
     12. Acknowledgments. To induce the Lenders to enter into this Second Amendment, the Borrower acknowledges, agrees, warrants, and represents that:
          (a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) The Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Borrower; (ii) the liens and security interests granted to the Agent by the Borrower pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrower hereby waives any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Agent or any Lender as of the date hereof.
          (b) No Waiver of Existing Defaults. No Default or Event of Default exists immediately before or immediately after giving effect to this Second Amendment. Nothing in this Second Amendment nor any communication between the Agent, any Lender, the Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Agent or any Lender has against the Borrower under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.
     13. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     14. Governing Law. This Second Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the internal laws of the Commonwealth of Pennsylvania.
     15. Headings. The headings of the sections of this Second Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Second Amendment.
     16. Counterparts. This Second Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Documents to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LEAF EQUIPMENT LEASING INCOME FUND III, L.P., by its general partner LEAF ASSET MANAGEMENT, LLC
By:
Miles Herman
President

NATIONAL CITY BANK, as Agent and as the Lender
By:
Michael J. Labrum
Senior Vice President

Second Amendment to Credit Agreement

SCHEDULE I
INITIAL COMMITMENTS

Lender Name	Loan Commitment	Loan Percentages
National City Bank	$160,000,000	100%

Total	$160,000,000	100%

Second Amendment to Credit Agreement